UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2023

New Mountain Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, 48th Floor, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 720-0300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NMFC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

DB Credit Facility Amendment

On June 29, 2023, New Mountain Finance Corporation (the “Company”) entered into Amendment No. 7 to the Loan Financing and Servicing Agreement and Omnibus Amendment to Transaction Documents (the “Seventh Amendment”), which amended the Loan Financing and Servicing Agreement, dated as of December 14, 2018, as amended by Amendment No. 1 thereto, dated as of March 18, 2019, Amendment No. 2 thereto, dated as of June 28, 2019, Amendment No. 3 thereto, dated as of August 12, 2019, Amendment No. 4 thereto, dated as of November 25, 2019, Amendment No. 5 thereto, dated as of December 12, 2019, and Amendment No. 6 thereto, dated as of March 25, 2021 (together with the exhibits and schedules thereto, the “DB Credit Facility”), by and among the Company, as the equityholder and the servicer, New Mountain Finance DB, L.L.C., as the borrower, Deutsche Bank AG, New York Branch, as the facility agent, U.S. Bank Trust Company, National Association, as the collateral agent, U.S. Bank National Association, as collateral custodian, and the lenders and other agents from time to time party thereto. Unless otherwise indicated, the terms used below have the meanings ascribed in the Seventh Amendment.

The Seventh Amendment amended the DB Credit Facility to, among other things, (i) replace LIBOR with Term SOFR as the benchmark rate; (ii) increase the Applicable Margin to reflect a credit spread adjustment; and (iii) revise the Accrual Periods and Distribution Dates to occur quarterly instead of monthly following the Distribution Date occurring in July 2023.

The description above is qualified in its entirety by reference to the copy of the Seventh Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023.

NMFC Credit Facility Amendment

On June 29, 2023, the Company entered into Amendment No. 1 to the Amended and Restated Senior Secured Revolving Credit Agreement (the “First Amendment”), which amended the Amended and Restated Senior Secured Revolving Credit Agreement, dated as of June 4, 2021 (together with the exhibits and schedules thereto, the “NMFC Credit Facility”), by and among the Company, as the borrower, Goldman Sachs Bank, USA, as the administrative agent and syndication agent (in such capacity, the “Administrative Agent”), and the lenders party thereto. Unless otherwise indicated, the terms used below have the meanings ascribed in the First Amendment.

The First Amendment amended the NMFC Credit Facility to, among other things, (i) replace LIBOR with Term SOFR as the benchmark rate; (ii) implement a credit spread adjustment; (iii) update the procedures for transitions between benchmark rates in the event that Term SOFR does not remain the industry standard for the benchmark rate; and (iv) increase the maximum amount of borrowings under the NMFC Credit Facility to $198,500,000 to reflect the maximum amount of borrowings agreed to in that certain Commitment Increase Agreement among the Company, the Increasing Lender named therein, and the Administrative Agent in December 2021.

The description above is qualified in its entirety by reference to the copy of the First Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Mountain Finance Corporation

By:	/s/ Joseph W. Hartswell
Name:	Joseph W. Hartswell
Title:	Chief Compliance Officer and Corporate Secretary

Date: July 6, 2023